UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

KiOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13001 Bay Park Road, Pasadena, Texas 77507

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.

2014 Note Purchase Agreement

On March 31, 2014, KiOR, Inc. (“KiOR”) and its wholly-owned subsidiary Kior Columbus, LLC, (“KiOR Columbus,” together, with KiOR, the “Company”) entered into a Senior Secured Promissory Note and Warrant Purchase Agreement (the “2014 Note Purchase Agreement”) with KFT Trust, Vinod Khosla, Trustee, (“KFT Trust” or the “2014 Note Purchaser”) and KFT Trust in its capacity as agent for the 2014 Note Purchaser.

The 2014 Note Purchase Agreement contemplates multiple tranches of financing of up to $25 million. The first tranche, which we expect will close on April 3, 2014, consists of the purchase by KFT Trust of $5.0 million of Senior Secured Mandatorily Convertible Notes (the “2014 Notes”) in exchange for a like amount of cash. The remaining tranches consist of the sale of additional 2014 Notes (the “Additional 2014 Notes”) to the 2014 Note Purchaser in principal amounts to be mutually agreed between the 2014 Note Purchaser and the Company for a like amount of cash at the beginning of each full month following the first tranche closing, provided that in each preceding month the Company satisfactorily achieves each of the milestones set forth in Annex A to the 2014 Note Purchase Agreement. KFT Trust, or, if additional 2014 Note Purchasers become party to the 2014 Note Purchase Agreement in the future, the 2014 Note Purchasers holding a majority of the principal amount of all then-outstanding 2014 Notes (the “Required Purchasers”) will determine in their sole discretion whether applicable milestones have been satisfied. The aggregate amount of Additional 2014 Notes that may be sold under the 2014 Note Purchase Agreement may not exceed $20 million.

The closing of the additional tranches is subject to standard conditions, including notification pursuant to the Hart-Scott-Rodino Act that any applicable waiting period has expired, receipt of any necessary approvals by governmental authorities and the satisfaction of applicable milestones.

In addition, at each closing, the Company shall issue to each 2014 Note Purchaser a warrant in the form attached hereto as 99.1C (each, a “2014 Warrant”), which 2014 Warrant shall be exercisable for a number of shares of Class A Common Stock equal to a fraction (i) whose numerator is 10% of the principal amount of the Note issued to such 2014 Note Purchaser as such closing, and (ii) whose denominator is $0.573. The amount of shares of Class A Common Stock for which a 2014 Warrant is exercisable assumes it is not being exercised on a net issuance basis.

In connection with the initial closing, the Company plans to issue to KFT Trust a 2014 Warrant to purchase an aggregate of 872,600 shares of Class A common stock of the Company at an exercise price of $0.573 per share, which was the consolidated closing bid price for the Company’s Class A common stock on March 31, 2014. The 2014 Warrant was issued as partial consideration for KFT Trust’s entry into the 2014 Note Purchase Agreement and will expire 7 years from the date of the grant. Each 2014 Warrant may be exercised by payment of the exercise price in cash or on a net issuance basis.

The 2014 Notes have a maturity date that may be elected by the Required Purchasers at any time after July 1, 2014, provided that the Required Purchasers provide the Company with at least 10 days advance written notice of such date and provided further that if the Required Purchasers have not provided such notice prior to March 31, 2017, then the Maturity Date shall be April 2, 2017. The 2014 Notes accrue interest at a rate of 8% per annum (the “Applicable Rate”). The Company shall pay interest on the principal amount of the Note on the first day of each full calendar month, beginning on July 1, 2014, provided that such interest may be paid in kind at the Company’s election by adding the interest then due to the unpaid principal amount of the Note. The 2014 Notes are secured by liens on fixtures, personal property and other assets of the Company specified in the 2014 Note Purchase Agreement. The 2014 Notes cannot be transferred except in the event of a change in control or to a permitted transferee.

In connection with the 2014 Note Purchase Agreement, the Company must also comply with certain affirmative covenants, such as furnishing financial statements to the 2014 Note Purchasers, and negative covenants, including a limitation on (i) repurchases or redemptions of the Company’s stock, subject to certain exceptions and (ii) the incurrence of debt and the making of investments other than those permitted by the 2014 Note Purchase Agreement.

The obligations of the Company under the 2014 Note Purchase Agreement may be accelerated upon the occurrence of an event of default under the 2014 Note Purchase Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to judgments, cross-defaults and the occurrence of any material adverse effects, as defined under the 2014 Note Purchase Agreement.

On March 16, 2014, the Company announced that Vinod Khosla had committed to invest up to $25 million in the Company pursuant to a Commitment Letter filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 17, 2014. The investment by KFT Trust is intended to satisfy the commitment from Vinod Khosla.

Amendment No. 2 to the 2013 Note Purchase Agreement

On October 18, 2013, the Company, Khosla Ventures III, LP (“KV III”), KFT Trust, and VNK Management, LLC ((“VNK”) and, collectively with KFT Trust and KV III, the “2013 Note Purchasers”) and KV III in its capacity as agent for the 2013 Note Purchasers entered into a Senior Secured Convertible Promissory Note Purchase Agreement, which was amended on October 20, 2013 (collectively, the “Original 2013 Note Purchase Agreement”).

On March 31, 2014, the Company, the 2013 Note Purchasers and KV III as agent for the 2013 Note Purchasers entered into Amendment No. 2 to the Original 2013 Note Purchase Agreement (collectively, as amended, the “2013 Note Purchase Agreement”) that provides for, among other things, the 2014 Notes issuable under the 2014 Note Purchase Agreement to be deemed permitted indebtedness and the liens securing the 2014 Notes to be deemed permitted liens under the 2013 Note Purchase Agreement.

Amendment No. 3 to the Loan and Security Agreement

On March 31, 2014, the Company, 1538731 ALBERTA LTD. and 1538716 ALBERTA LTD. (collectively, the “Alberta Lenders”) and KFT Trust ( together, with the Alberta Lenders, the “Lenders”, and each a “Lender”), and 1538731 ALBERTA LTD., as agent for the Lenders, entered into Amendment No. 3 to the Loan and Security Agreement by and among the Company and the Lenders, dated as of January 26, 2012, as amended on March 17, 2013 and October 21, 2013 (collectively, as amended, the “Loan and Security Agreement”). In Amendment No. 3, the parties modified the agreement to clarify that the secured obligations under the Loan and Security Agreement are subordinate to the Company’s obligations under the 2013 Notes (as defined below) and 2014 Notes.

In addition, the parties agreed to waive (the “Waiver”) the Company’s compliance with any requirement to register the Warrant Agreements, the Additional Warrant Agreements, the Post-First Amendment Additional Warrant Agreements, the ATM Warrant Agreements (as such terms are defined under the Loan and Security Agreement) and all shares of Class A Common Stock issued or issuable upon exercise thereof on Form S-3, as well as any liquidated damages owed to the Lenders as a result of such failure to register the above-referenced warrants and shares on Form S-3. The Waiver applies from the original date of issuance of the warrants until and through January 21, 2015.

Amended and Restated Subordination Agreement

On October 21, 2013, the Company entered into an agreement (the “Subordination Agreement”) with KV III acting as agent for first lien holders, 1538731 Alberta Ltd., acting as agent for the second lien holders and KV III acting as control agent, pursuant to which the parties agreed that the Senior Secured Mandatorily Convertible Notes due 2020 (the “2013 Notes”) would be senior to the indebtedness outstanding under the Loan and Security Agreement.

On March 31, 2014, the Company, KV III, as 2013 First Lien Agent, KFT Trust, as 2014 First Lien Agent, each acting as agents for the applicable first lien holders and as control agents and 1538731 Alberta Ltd., acting as agent for the second lien holders and control agent entered into an Amended and Restated Subordination Agreement, pursuant to which the parties agreed to include the 2013 Notes and 2014 Notes as first lien obligations.

Intercreditor Agreement

On March 31, 2014, the Company, KV III as agent under the 2013 Note Purchase Agreement and KFT Trust as agent under the 2014 Note Purchase Agreement entered into an Intercreditor Agreement, pursuant to which the parties agreed that the 2013 Notes and 2014 Notes represent pari passu obligations.

Disclosure of Related Party Transactions

Khosla Ventures is a significant stockholder of the Company. Vinod Khosla is the managing member of VK Services, LLC which is the manager of Khosla Ventures Associates II, LP (“KVA II”) and Khosla Ventures Associates III, LP (“KVA III”). KVA II and KVA III are the general partners of Khosla Ventures II, LP and KV III, respectively, who are stockholders of the Company. Certain shares of Class A common stock of the Company are held by an entity affiliated with Mr. Khosla, and Mr. Khosla may be deemed to have indirect beneficial ownership of such shares. As a result, each of Khosla Ventures, KV III and Mr. Khosla may be deemed to possess voting and investment control over (and indirect beneficial ownership of) approximately 64% of the outstanding shares of Class A common stock of the Company. Samir Kaul, a director of the Company, is also a member of KVA II and KVA III.

Alberta Investment Management Corp. (“AIMCo”), whose sole shareholder is the Province of Alberta, Canada, is an institutional investment fund manager whose clients include certain pension, endowment and government funds in the Province of Alberta. Certain clients of AIMCo own the Alberta Lenders. AIMCo and its affiliates collectively hold a significant amount of the Company’s Class A common stock.

Due to the fact that these transactions involve related parties, the 2014 Note Purchase Agreement, Form of 2014 Note, and Form of 2014 Warrant were reviewed and approved in advance by the Company’s audit committee, which is comprised solely of independent directors, in accordance with the Company’s policies and procedures for related person transactions.

The foregoing descriptions of the 2014 Note Purchase Agreement, Form of 2014 Note, Form of 2014 Warrant, Amendment No. 2 to the 2013 Note Purchase Agreement, Amendment No. 3 to the Loan and Security Agreement, Amendment No. 1 to the Subordination Agreement and Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the 2014 Note Purchase Agreement, Form of 2014 Note, Form of 2014 Warrant, Amendment No. 2 to the 2013 Note Purchase Agreement, Amendment No. 3 to the Loan and Security Agreement, Amendment No. 1 to the Subordination Agreement and Intercreditor Agreement filed as Exhibits 99.1- 99.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Note Purchase Agreement, dated as of March 31, 2014, by and among KiOR, KiOR Columbus, KFT Trust and KFT Trust as agent

99.1B	Form of 2014 Note

99.1C	Form of 2014 Warrant

99.2	Amendment No. 2 to the 2013 Note Purchase Agreement, dated as of March 31, 2014, by and among KiOR, KiOR Columbus, KV III, KFT Trust, VNK and KV III as agent

99.3	Amendment No. 3 to the Loan and Security Agreement, dated as of March 31, 2014, by and among KiOR, KiOR Columbus, 1538731 ALBERTA LTD., 1538716 ALBERTA LTD., KFT Trust and 1538731 ALBERTA LTD. as agent

99.4	Amended and Restated Subordination Agreement, dated as of March 31, 2014, by and among KiOR, KiOR Columbus, KV III as 2013 First Lien Agent and control agent, KFT Trust as 2014 First Lien Agent and control agent and 1538731 Alberta Ltd., as Second Lien Agent and control agent

99.5	Intercreditor Agreement dated as of March 31, 2014, by and among KiOR, KiOR Columbus and KV III and KFT Trust as agents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, INC.

Date: April 1, 2014	By:	/s/ Christopher A. Artzer
Christopher A. Artzer
President, Interim Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Note Purchase Agreement, dated as of March 31, 2014, by and among KiOR, KiOR Columbus, KFT Trust and KFT Trust as agent

99.1B	Form of 2014 Note

99.1C	Form of 2014 Warrant

99.2	Amendment No. 2 to the 2013 Note Purchase Agreement, dated as of March 31, 2014, by and among KiOR, KiOR Columbus, KV III, KFT Trust, VNK and KV III as agent

99.3	Amendment No. 3 to the Loan and Security Agreement, dated as of March 31, 2014, by and among KiOR, KiOR Columbus, 1538731 ALBERTA LTD., 1538716 ALBERTA LTD., KFT Trust and 1538731 ALBERTA LTD. as agent

99.4	Amended and Restated Subordination Agreement, dated as of March 31, 2014, by and among KiOR, KiOR Columbus, KV III as 2013 First Lien Agent and control agent, KFT Trust as 2014 First Lien Agent and control agent and 1538731 Alberta Ltd., as Second Lien Agent and control agent

99.5	Intercreditor Agreement dated as of March 31, 2014, by and among KiOR, KiOR Columbus and KV III and KFT Trust as agents